UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 29, 2016
Boston Private Financial Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Ten Post Office Square, Boston, Massachusetts 02109
(Address of principal executive offices)
(617) 912-1900
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
Boston Private Wealth LLC (“BPW”), an indirect wholly owned subsidiary of Boston Private Financial Holdings, Inc. (the “Company”), and Peter Raimondi, President of BPW, entered into a separation agreement on May 2, 2016 pursuant to which Mr. Raimondi will step down as President and director of BPW effective April 29, 2016 (the “separation date”). Under the terms of the separation agreement, a form of which was previously disclosed, Mr. Raimondi will receive his current annual base salary for a period of two years following his separation date and will continue to be bound by the confidentiality and non-solicitation provisions of the Amended and Restated Employment Agreement by and among BPW, Boston Private Bank & Trust Company and Mr. Raimondi for a period of three years. Under the terms of the separation agreement, 42,829 shares of the Company’s common stock held by Mr. Raimondi will vest, and Mr. Raimondi will be entitled to a pro rata bonus for calendar year 2016, as well as additional incentive compensation in the event that he closes new business for a limited period of time. Mr. Raimondi’s non-competition obligations may be reduced from three years to two years following the separation date under certain circumstances. Mr. Raimondi will also provide ongoing consulting services following the separation date. The separation agreement permits Mr. Raimondi to revoke the agreement for a period of seven days, which will lapse on May 9, 2016, at which time, if not revoked, the separation agreement will become effective.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

	By:	/S/ DAVID J. KAYE
	Name:	David J. Kaye
	Title:	Executive Vice President, Chief Financial and Administrative Officer
Date: May 3, 2016